UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 15, 2019

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California		90245-5012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2019, Mattel, Inc. (“Mattel”) entered into a letter agreement with Yoon Hugh, age 48, appointing her as Senior Vice President and Corporate Controller, effective as of such date (the “Letter Agreement”). Mattel’s Corporate Controller is Mattel’s principal accounting officer.

Prior to joining Mattel and since February 2013, Ms. Hugh served as Senior Vice President, Controller, and Chief Accounting Officer of Dole Food Company, Inc., a leading producer, marketer, and distributor of fresh fruit and fresh vegetables (“Dole”). In addition to this role, she also served as Chief Information Officer of Dole from 2014 to 2017. Ms. Hugh previously served at Dole as Vice President, Controller, and Chief Accounting Officer from 2003 to February 2013, Controller and Chief Accounting Officer from 2002 to 2003, and Assistant Controller from 2001 to 2002. Prior to joining Dole, Ms. Hugh spent over nine years at PricewaterhouseCoopers LLP. Ms. Hugh holds a B.A. in Business-Economics from University of California, Los Angeles.

Pursuant to the Letter Agreement, her employment with Mattel will commence on April 15, 2019 (“hire date”), and she will receive an annual base salary of $375,000 and her annual target bonus under the Mattel Incentive Plan will be 50% of her base salary, prorated for 2019 based on her hire date. Ms. Hugh will receive a signing bonus of $50,000 payable within 30 days of her hire date, which will be subject to repayment to the Company in the event she resigns or is terminated for “cause” (as defined in the Letter Agreement), in each case, within one year of her hire date. She will receive an additional signing bonus of $50,000 payable in the pay period following the one-year anniversary of her hire date provided she has been continuously employed as a regular, full-time employee of the Company in good standing through the first anniversary of her hire date. Ms. Hugh will receive new-hire equity grants on April 30, 2019 of (i) restricted stock units (“RSUs”) valued at $75,000, which will be converted into a number of RSUs by dividing the grant value by the fair market value of Mattel’s common stock on the grant date, and will vest as to 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date, and 34% on the third anniversary of the grant date, subject to her continued service with Mattel through the applicable vesting dates; and (ii) stock options valued at $75,000, which will be converted into a number of option shares using a Black-Scholes valuation model, and will vest as to 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date, and 34% on the third anniversary of the grant date, subject to her continued service with Mattel through the applicable vesting dates. In addition, Ms. Hugh will be eligible to receive annual equity grants on August 1, 2019 pursuant to Mattel’s annual equity grant program, as well as a grant under Mattel’s 2019-2021 Long-Term Incentive Program. Ms. Hugh will also receive a monthly car allowance in the amount of $1,400 for her automobile expenses.

The foregoing summary of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement included as Exhibit 10.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Letter Agreement between Mattel and Yoon Hugh, dated April 15, 2019, regarding an offer of employment for the position of Senior Vice President and Corporate Controller

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

Date: April 19, 2019	By:	/s/ Robert Normile
Name: Robert Normile
Title: Executive Vice President, Chief Legal Officer and Secretary